                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                                    THREE MONTHS ENDED        NINE MONTHS ENDED
                              PRIMARY                                   SEPTEMBER 30,            SEPTEMBER 30,
                                                                    --------------------       -----------------
                     (thousands, except per share data)
                                                                      1995          1994        1995         1994
                                                                      ----          ----        ----         ----
                 Net income . . . . . . . . . . . . . . . . . .       $ 2,560      $ 1,357      $ 6,078     $ 2,360
                 Assumed interest reduction, net of taxes(1)  .            --           13           --          41
                                                                      -------      -------      -------     -------
                 Adjusted net income  . . . . . . . . . . . . .       $ 2,560      $ 1,370      $ 6,078     $ 2,401
                                                                      =======      =======      =======     =======

                 Basis for computation of primary earnings per common and common equivalent share:

                 Weighted average number of shares
                 outstanding during period  . . . . . . . . . .        11,457        8,684       10,180       8,620

                 Weighted average (incremental) common
                 share equivalent after considering the
                 effects of options exercised and canceled
                 during the period and after assumed
                 repurchase of treasury shares--treasury
                 stock method(1)  . . . . . . . . . . . . . . .         1,596          578        1,619         414
                                                                      -------      -------      -------     -------
                                                                       13,053        9,262       11,799       9,034
                                                                      =======      =======      =======     =======
                 Earnings per share . . . . . . . . . . . . . .       $  0.20      $  0.15      $  0.52     $  0.27
                                                                      =======      =======      =======     =======

----------------
(1) Treasury stock method, as modified by APB15, paragraph 38

                                                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                              FULLY DILUTED                                SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------     -----------------
                     (thousands, except per share data)
                                                                       1995          1994       1995        1994
                                                                       ----          ----       ----        ----
                 Net income . . . . . . . . . . . . . . . . . .       $ 2,560      $ 1,357     $ 6,078     $ 2,360
                                                                      =======      =======     =======     =======

                 Basis for computation of fully diluted earnings per common and common equivalent share:

                 Weighted average number of shares
                 outstanding during period  . . . . . . . . . .        11,457        8,684      10,180       8,620

                 Weighted average (incremental) common
                 share equivalent after considering the
                 effects of options exercised and canceled
                 during the period and after assumed
                 repurchase of treasury shares -- treasury
                 stock method . . . . . . . . . . . . . . . . .         1,597        1,056       1,675         964
                                                                      -------      -------     -------     -------
                                                                       13,054        9,740      11,855       9,584
                                                                      =======      =======     =======     =======

                 Earnings per share . . . . . . . . . . . . . .       $  0.20      $  0.14     $  0.51     $  0.25
                                                                      =======      =======     =======     =======



TEKELEC                                                           EXHIBIT 11.1